CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 33-______) of our reports dated September 20, 1996, except as to Note 3, Financing Agreements and Note 10, Contingency, for which the date is October 14, 1996, on our audit of the financial statements and financial statement schedule of Delta Parts, Inc. We also consent to the reference to our firm under the caption "Experts."

                            Coopers & Lybrand L.L.P.

Minneapolis, Minnesota
October 16, 1996